As filed with the Securities and Exchange Commission on September 3, 2025

Registration No. 333-238119

Registration No. 333-239250

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBUS MARITIME LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Republic of the Marshall Islands	66-0757368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_____________________________________________________________

128 Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada

Attica, Greece
+30 210 960 8300

(Address and telephone number of Registrant’s principal executive offices)

Watson Farley & Williams LLP

120 West 45th Street, 20th Floor
New York, New York 10036
(212) 922-2200

(Name, address, and telephone number of agent for service)

with copies to:

Steven J. Hollander, Esq.

Watson Farley & Williams LLP

120 West 45th Street, 20th Floor
New York, New York 10036

(212) 922-2200 (Telephone)

(212) 922-1512 (Facsimile)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Post-Effective Amendment No. 2 to Form F-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 is being filed to deregister unsold shares of common stock of the registrant, Globus Maritime Limited (the “Company”), that were initially registered by the Company on (i) the registration statement on Form F-1 (Registration No. 333-238119) that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2020, which was amended by a pre-effective amendment filed on June 15, 2020, declared effective on June 17, 2020, and was further supplemented on June 23, 2020, and June 29, 2020 (the “Initial Form F-1”) and (ii) the registration statement on Form F-1MEF (Registration No. 333-239250) that the Company filed with the SEC on June 18, 2020, and which became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Form F-1 MEF” and, together with the Initial Form F-1, the “Form F-1”). Pursuant to a post-effective amendment to the Form F-1 filed with the SEC on July 31, 2020, and declared effective on August 6, 2020, the Form F-1 converted into a registration statement on Form F-3 (the “Registration Statement”).

This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister unsold shares of common stock of the Company. The Company’s obligation to keep the Registration Statement effective has expired because the warrants for which the shares registered by the Registration Statement were underlying are no longer exercisable. Therefore, this Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glyfada, Attica, Greece on September 3, 2025.

GLOBUS MARITIME LIMITED

By:	/s/ Athanasios Feidakis
Name:	Athanasios Feidakis
Title:	President, Chief Executive Officer & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement has been signed on September 3, 2025, by the following persons in the capacities with Globus Maritime Limited indicated:

/s/ Georgios Feidakis
Georgios Feidakis	Chairman, Director

/s/ Athanasios Feidakis
Athanasios Feidakis	Director, President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey O. Parry
Jeffrey O. Parry	Director

/s/ Ioannis Kazantzidis
Ioannis Kazantzidis	Director

/s/ Christina Tampourea
Christina Tampourea	Director

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of each Registrant, has signed this post-effective amendment to Registration Statement in the City of Newark, State of Delaware, on September 3, 2025.

PUGLISI & ASSOCIATES
By:	/s/ Donald Puglisi
Name:	Donald Puglisi
Title:	Managing Director
Authorized Representative in the United States